                                                                   EXHIBIT 10.15


                                LEASE AGREEMENT


                                   LANDLORD:

                       ARLINGTON PARK REALTY CORPORATION

                                      and

                                    TENANT:

               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.



                                   May 3, 1994

                            DEED OF LEASE AGREEMENT
                                    between
                       ARLINGTON PARK REALTY CORPORATION
                                      and
               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

                               Table of Contents
                               -----------------
SECTION                                                               PAGE
-------                                                               ----
1.       DEFINITIONS.................................................    1
         -----------

2.       LEASE TERM..................................................    5
         ----------

3.       BASIC RENTAL................................................    6
         ------------

4.       BASIC RENTAL ESCALATION.....................................    7
         -----------------------

5.       SECURITY DEPOSIT............................................    7
         ----------------

6.       LANDLORD'S OBLIGATIONS......................................    8
         ----------------------

7.       IMPROVEMENT OF THE PREMISES.................................    9
         ---------------------------

8.       OPERATING EXPENSES..........................................   11
         ------------------

9.       USE.........................................................   13
         ---

10.      TENANT'S REPAIRS AND ALTERATIONS............................   17
         --------------------------------

11.      ASSIGNMENT AND SUBLETTING...................................   19
         -------------------------

12.      INDEMNITY...................................................   22
         ---------

13.      SUBORDINATION...............................................   23
         -------------

14.      RULES AND REGULATIONS.......................................   24
         ---------------------

15.      INSPECTION..................................................   25
         ----------

16.      CONDEMNATION................................................   25
         ------------

17.      FIRE OR OTHER CASUALTY......................................   26
         ----------------------

18.      HOLDING OVER................................................   27
         ------------

19.      TAXES.......................................................   28
         -----

20.      EVENTS OF DEFAULT...........................................   29
         -----------------

21.      REMEDIES....................................................   30
         --------

22.      SURRENDER OF PREMISES.......................................   32
         ---------------------

23.      ATTORNEYS' FEES.............................................   33
         ---------------

24.      LANDLORD'S LIEN.............................................   33
         ---------------

25.      MECHANICS' LIENS............................................   34
         ----------------

26.      WAIVER OF SUBROGATION; INSURANCE............................   34
         --------------------------------

27.      INTENTIONALLY DELETED.......................................   36
         ---------------------

28.      BROKERAGE...................................................   36
         ---------

29.      ESTOPPEL CERTIFICATES.......................................   36
         ---------------------

30.      NOTICES.....................................................   36
         -------

31.      FORCE MAJEURE...............................................   38
         -------------

32.      SEVERABILITY................................................   38
         ------------

33.      AMENDMENTS; WAIVER; BINDING EFFECT..........................   38
         ----------------------------------

34.      QUIET ENJOYMENT.............................................   38
         ---------------

35.      LIABILITY OF TENANT.........................................   38
         -------------------

36.      LANDLORD LIABILITY..........................................   39
         ------------------

37.      CERTAIN RIGHTS RESERVED BY LANDLORD.........................   39
         -----------------------------------

38.      FINANCIAL STATEMENTS........................................   40
         --------------------

39.      REPRESENTATIONS.............................................   40
         --------------

40.      ADDITIONAL RENT.............................................   41
         ---------------

41.      ENTIRE AGREEMENT............................................   41
         ----------------

42.      WAIVER OF JURY TRIAL........................................   41
         --------------------

43.      LAWS AND REGULATIONS........................................   41
         --------------------

44.      SIGNAGE.....................................................   42
         -------

45.      RENEWAL OPTION..............................................   42
         --------------

46.      RIGHT OF FIRST OFFER........................................   44
         --------------------

47.      EXHIBITS....................................................   46
         --------

             (i)     Exhibit A - Outline of Premises
             (ii)    Exhibit A-1 - A-1 Premises
             (iii)   Exhibit A-2 - A-2 Premises
             (iv)    Exhibit A-3 - Expansion Area
             (v)     Exhibit B - Legal Description
             (vi)    Exhibit C - Rules and Regulations
             (vii)   Exhibit D - Specifications for Construction
             (viii)  Exhibit E - Tenant Space Plan
             (ix)    Exhibit F - Tenant Acceptance Letter for the A-1 Premises
             (x)     Exhibit G - Tenant Acceptance Letter for the A-2 Premises

                            DEED OF LEASE AGREEMENT
                                    between
                       ARLINGTON PARK REALTY CORPORATION
                                      and
               AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

                                  DATA SHEET

This Data Sheet is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Data Sheet.


(a)       Premises                            Suite No. 110 in the Building, generally outlined on the
          --------
                                              floor plan attached hereto as Exhibit A (Section 1(m)).

(b)       Area of Premises                    Approximately 6,620 rentable square feet on the first
          ----------------
                                              (1st) floor of the Building (Exhibit A and Section 1(m)).

(c)       Building                            An office building located at 1400 Wilson Boulevard,
          --------
                                              Arlington, Virginia 22209 (Section 1(e)).

(d)       Annual Basic Rental                 $125,780.00 per year payable in equal monthly
          -------------------
                                              installments of $10,481.67,
                                              subject to adjustment as herein
                                              provided (Sections 1(b) and 3).

(e)       Annual Basic Rental                 Two and 50/100 percent (2.51k) of the escalated Basic
          -------------------
          Escalation                          Rental then in effect (Section 4).
          ----------

(f)       Additional Rent                     See Section 41.
          ---------------

(g)       Lease Term                          Approximately five (5) years, commencing on the
          ----------
                                              Commencement Date and expiring on August 31, 1999
                                              (Sections 1(k) and 2).

(h)       Commencement Date                   See Section 1(f).
          -----------------

(i)       Building Operation Hours            Monday through Friday, 7:00 a.m. to 6:00 p.m.
          ------------------------

(j)       Permitted Use                       Any general business office, college of higher
          -------------
                                              education, classroom and administrative office
                                              purpose and for no other purposes
                                              (Sections 1(1) and 9).
-----------------------------------------------------------------------------------------------------------------------------------

(k)       Tenant's Proportionate      6.27% (See Section 1(t)).
          ----------------------
          Share of Building Space
          -----------------------
          for Operating Costs
          -------------------

(l)       Tenant's Proportionate      6.27% (See Section 1(u)).
          ----------------------
          Share of Building Space
          -----------------------
          for Real Estate Taxes
          ---------------------

(m)       Tenant's Proportionate      One (1) per 500 rental square feet (Section 9(i)).
          ----------------------
          Share of Parking Spaces
          -----------------------

(n)       Brokers Involved            Carey Winston Company and Julien J. Studley
          ----------------

(o)       Security Deposit            See Sections 1(o) and 5.
          ----------------

(p)       Notices                     If to Landlord:
          -------

                                      NEW 1211 CONNECTICUT, INC.
                                      c/o The Carey Winston Company
                                      1350 Eye Street, N.W.
                                      Suite 510
                                      Washington, D.C. 20005

                                      If to Tenant prior to Commencement Date:

                                      Robert J. Lullo, Controller/CFO
                                      AMERICAN SCHOOLS OF PROFESSIONAL
                                      PSYCHOLOGY, INC.
                                      220 S. State Street
                                      Suite 609
                                      Chicago, IL  60604

                                      If to Tenant after Commencement Date:

                                      AMERICAN SCHOOLS OF PROFESSIONAL
                                      PSYCHOLOGY, INC.
                                      1400 Wilson Boulevard
                                      Suite 110
                                      Arlington, VA 22209

                            DEED OF LEASE AGREEMENT

          THIS DEED OF LEASE AGREEMENT is entered into as of the 3rd day of May, 1994, by and between ARLINGTON PARK REALTY CORPORATION, a Delaware corporation (hereinafter called "Landlord"), and AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC., an Illinois corporation (hereinafter called "Tenant").

          1.   DEFINITIONS.
               -----------

          (a) "Basic Cost": The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

          Such costs shall include, by way of example rather than of limitation,
(i) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (ii) costs of providing elevator, janitorial and trash removal service, restripping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and costs of maintaining grounds, common areas and mechanical systems of the Building and the Land; (iii) all other costs of maintaining and repairing any or all of the Building or Land;
(iv) charges or fees for any necessary governmental permits and licenses; (v) management fees not to exceed the prevailing fees charged by unaffiliated third party property management firms operating in Washington, D.C. for the management of comparable office buildings, overhead and expenses reasonably related to management of the Building (including salaries for personnel directly responsible for management of the Building); (vi) premiums for hazard, liability, workers, compensation or similar insurance upon any or all of the Building and the Land; (vii) costs arising under service contracts with independent contractors; and (viii) costs of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land.

          Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Building or the Land; (ii) any deduction for depreciation of the Building taken on the Landlord's income tax returns; or (iii) the cost of capital improvements made to the Building, other than capital improvements, modifications or equipment required by federal, state or local ordinance, rule, regulation or law or determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over an appropriate period and with an appropriate interest factor selected in good faith by Landlord. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Basic Cost, then the rental and other costs paid pursuant to such leasing shall be included in Basic Cost for each calendar year in which they shall have been incurred. In addition to the foregoing exclusions,

Basic Cost shall not include any of the following and in the event of any conflict between any of the other provisions of this Lease and this subparagraph, the provisions of this subparagraph shall prevail unless otherwise specified herein: (1) amounts paid to any officer of Landlord, for salary or other compensation; (2) costs of correcting any violation of Title III of The Americans with Disabilities Act of 1990, as amended, in the common areas of the Building, which violation exists prior to the Commencement Date of this Lease;
(3) costs of repairs, restoration or other work (x) paid by insurance required to be maintained by Landlord under this Lease or which would have been covered by such insurance had Landlord not elected to self-insure, or (y) paid by the proceeds of any condemnation award; (4) costs incurred (less costs of recovery) for any item to the extent reimbursed by a manufacturer's, materialman's, vendor's or contractor's warranty and paid by such manufacturer, materialman, vendor or contractor (Landlord shall pursue a breach of warranty claim for items covered by a warranty unless Landlord determines in its reasonable discretion that such action would not be in the best interest of the tenants in the Building); (5) ground rents; (6) payment of principal and interest or other finance charges made on any debt payments made under any mortgage, except to the extent that a portion of such payments is expressly for ad valorem/real estate taxes or insurance premiums on the Building or is otherwise permitted above; (7) any special levies or assessments applicable to any period prior to the Commencement Date of this Lease; (8) costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building; (9) leasing commissions incurred in connection with negotiations for leases with tenants (including Tenant), other occupants, or prospective tenants or other occupants of the Building; (10) original construction costs of the Building and costs of repairing, replacing or otherwise correcting latent defects of the Building; (11) Landlord's general corporate overhead and general and administrative expenses; (12) costs which are not evidenced by reasonably adequate records kept in the ordinary course of business; (13) interest or penalties arising by reason of Landlord's failure to timely pay any Basic Cost, unless incurred as a result of Tenant's act or omission; and (14) all amounts which would otherwise be included in Basic Cost which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of an affiliate or subsidiary of Landlord, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience.

          In determining Basic Cost, where less than 95% of the Building's rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year. Notwithstanding anything to the contrary in the foregoing sentence, in the event the lease between Landlord and GSA for approximately 85,000 rentable square feet in the Building ("GSA Premises") terminates, then in such event, the electrical, janitorial and cleaning costs for the common areas located on floors 2 through 8, inclusive, shall not be included in Basic Cost; provided, however, that at any time after Landlord executes a lease with a tenant for any portion of the GSA Premises ("Replacement Tenant"), then in such event, the electrical, janitorial and cleaning costs for the common areas located on the floor(s) on which the Replacement Tenant's premises are located shall once again be included in Basic Cost.

          (b) "Basic Rental": $125,780.00 per year payable in equal monthly installments of $10,481.67, subject to adjustment as herein provided.

          (c) "Base Year Stop": The Basic Cost incurred during the calendar year 1994 divided by the rentable square feet in the Building.

          (d) "Base Real Estate Taxes": The Real Estate Taxes for the calendar year 1994.

          (e) "Building": The office building located at 1400 Wilson Boulevard, Arlington, VA 22209.

          (f) "Commencement Date": The Commencement Date shall be the earlier of
(i) June 1, 1994, or (ii) the date of Substantial Completion of that portion of the Premises consisting of approximately 2,217 square feet generally outlined on the floor plan attached hereto as Exhibit A-1 ("A-l Premises") or (iii) the date the A-1 Premises would have been Substantially Completed but for Tenant Delays. It is understood and agreed that after the Commencement Date, Landlord may continue to construct that portion of the Premises consisting of approximately 4,403 square feet generally outlined on the floor plan attached hereto as Exhibit A-2 ("A-2 Premises").

          (g) "Event of Default': As defined in Section 20 of this Lease.

          (h) "Excess": As defined in Section 8 of this Lease.

          (i) "Land": The entire tract of land on which the Building is located as further described in Exhibit B attached hereto for all purposes. The term Land shall also include any property that must be maintained by Landlord due to the existence of any public or private easement.

          (j) "Landlord's Contractor": As defined in Section 7(c) of this Lease.

          (k) "Lease Term": The period commencing on the Commencement Date and expiring on August 31, 1999.

          (l) "Permitted Use": Any general business office, college of higher education, classroom and administrative office purpose and for no other purpose.

          (m) "Premises": Suite No. 110 in the Building, generally outlined on the floor plan attached hereto as Exhibit A and consisting of approximately 6,620 rentable square feet as determined using the Washington, D.C. Board of Realtor's Standard Methods of Measurement.

          (n) "Rules and Regulations": The Landlord's rules and regulations sent to Tenant in writing from time to time, as amended or substituted from time to time, the current form of which is attached hereto as Exhibit C.

          (o) "Security Deposit":  $26,204.17 as reduced in accordance with
Section 5.

          (p) "Special Tenant work":  Intentionally Deleted.

          (q) "Standard Tenant Work":  Intentionally Deleted.

          (r) "Substantial Completion": The date when the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which would not materially interfere with the Tenant's use of the Premises.

          For purposes of determining the date of Substantial Completion, there shall not be considered the duration of any delay which is caused by: (i) changes in the work to be completed by Landlord in readying the Premises for Tenant's occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the Working Drawings; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within the Working Drawings; (iii) any failure by Tenant, to furnish any required plan, information, approval or consent (including, without limitation, the Working Drawings) within the required period of time, or any failure to fully and completely cooperate with Landlord in the preparation of the working Drawings or
(iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors.

          (s) "Working Drawings": As defined in Section 7(a) of this Lease and Exhibit D.

          (t) "Tenant's Proportionate Share for Operating Costs": 6.27%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet of office area in the Building.

          (u) "Tenant's Proportionate Share For Real Estate Taxes":  6.27%.
Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

          2.  LEASE TERM.
              ----------

          (a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plan attached hereto as Exhibit A, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, such notice being expressly waived, on the last day of the Lease Term, unless sooner terminated as herein provided. Notwithstanding the foregoing, Tenant shall occupy only the A-1 Premises on the Lease Commencement Date. Landlord shall make available the A-2 Premises for Tenant's occupancy on or before September 1, 1994; provided, however, that Tenant may only occupy the A-2 Premises prior to September 1, 1994 with Landlord's prior written consent and provided the A-2 Premises is Substantially Completed.

          (b) If Landlord shall be unable to tender possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to approve plans or otherwise perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord's ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

          (c) By occupying the A-1 Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the A-1 Premises comply fully with Landlord's obligations pursuant to the Working Drawings, with the exception of any "punch list" type items which may not have been completed. Tenant agrees that its failure to deliver to Landlord such a written "punch list" within thirty (30) days following occupancy shall be conclusive proof that no such items exist. Within thirty (30) business days of delivery to Tenant by Landlord, whichever is sooner, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as Exhibit F, certifying that Tenant has accepted delivery of the A-1 Premises and that the condition of the A-1 Premises complies with Landlord's obligations pursuant to the Working Drawings, subject to any "punch list" items which may not have been completed.

          (d) By occupying the A-2 Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the A-2 Premises comply fully with Landlord's obligations pursuant to the working Drawings, with the exception of any "punch list" type items which may not have been completed. Tenant agrees that its failure to deliver to Landlord such a written "punch list" within thirty (30) days following occupancy shall he conclusive proof that no such items exist. Within thirty (30) business days of delivery to Tenant by Landlord, whichever is sooner, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as Exhibit G, certifying that Tenant has accepted delivery of the A-2 Premises and that the condition of the A-2 premises complies with Landlord's obligations pursuant to the Working Drawings, subject to any "punch list" items which may not have been completed.

          3.  BASIC RENTAL.
              ------------

          (a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, counterclaim or set-off, for each month of the entire Lease Term.
The first full monthly installment shall be due and payable upon execution of this Lease. The Basic Rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof. If the Lease Term begins on a date other than on the first day of a month, rent for the first partial month of the Lease Term shall be prorated at the rate of one-thirtieth (1/30th) of the monthly installment of rent for each day, payable in advance on the Lease Commencement Date. Tenant will pay all rent to Landlord at the office of Landlord or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

          Notwithstanding the foregoing, the Basic Rental for the first year of the Lease shall be divided into two portions consisting of (1) Basic Rental for the A-1 Premises totalling $42,123.00 annually, payable in equal monthly installments of $3,510.25 each ("A-1 Basic Rental") and (2) Basic Rental for the A-2 Premises totalling $83,657.00 annually, payable in equal monthly installments of $6,971.42 each ("A-2 Basic Rental"), for a total Basic Rental of $125,780.00 annually during the first year of the Lease prior to adjustment as set forth in Section 4 hereof. During the first year of the Lease as set forth in the preceding sentence, Tenant's payment of Basic Rental for the A-1 Premises shall commence on the Commencement Date ("A-1 Rent Commencement Date"); and Tenant's payment of Basic Rental for the A-2 Premises shall commence on the earlier to occur of (1) September 1, 1991; or (2) Tenant's occupancy of the A-2 Premises ("A-2 Rent Commencement Date"). Notwithstanding the foregoing, Landlord agrees to abate the A-1 Basic Rental for the first two full calendar months following the A-1 Rent Commencement Date for a total abatement of A-1 Basic Rental in the amount of $7,020.50; and Landlord agrees to abate the A-2 Basic Rental for the first full two calendar months following the A-2 Rent Commencement Date for a total abatement of A-2 Basic Rental in the amount of $13,942.84. Effective on the first anniversary of the Commencement Date, or if the Commencement Date is not on the first day of a month, then on the first day of the first full calendar month after the Commencement Date, the Basic Rental (including both the A-1 Basic Rental and the A-2 Basic Rental) shall be increased pursuant to Section 4 hereof and payable as set forth in the first paragraph of this Section 3(a).

          (b) All sums payable by Tenant under this Lease shall be payable without demand, set-off or deduction and shall be paid to Landlord in legal tender of the United States by wire transfer or by bank check (subject to collection). Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights.

          (c) In the event any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof, are not received within five (5) days of the due date thereof, without regard to any grace periods specified in Section 20 hereof, Tenant shall pay, in addition to such installment of the Basic Rental or such other sums owed, and not as a penalty, additional rent in the form of a late payment charge equal to five percent (5%) of such monthly installment of the Basic Rental or such other sums owed for each month or part thereof such payment is overdue. In addition, such payment and such late charge shall bear interest at the Default Rate as set forth in Section 21(d) from the date such payment was due to the date of payment hereof. Such late charge and interest shall constitute agreed liquidated damages and not penalties, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

          (d) All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including, without limitation, operating Expenses and Real Estate Taxes, shall be deemed to be additional rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in case of nonpayment of rent, including assessment of interest and late payment charges. Basic Rental and additional rent are sometimes referred to collectively herein as "rent".

          (e) Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant's obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant's obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

          4.  BASIC RENTAL ESCALATION.
              -----------------------

          The Basic Rental shall be increased annually, effective on each anniversary of the Commencement Date, or if the Commencement Date is not on the first day of a month, then on the first day of the first full calendar month after the Commencement Date during the term hereof, by an amount equal to two and 50/100 percent (2.5%) of the escalated Basic Rental then in effect.

          5.  SECURITY DEPOSIT.
              ----------------

          The Security Deposit, which shall be paid upon execution of this Lease, shall be held by Landlord without liability for interest and not in trust or in a separate account, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then said transferee shall be liable to Tenant for the return of the Security Deposit, and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

     Notwithstanding the foregoing paragraph, provided an Event of Default does not exist under the terms and conditions of this Lease and Landlord has not previously used and applied all or any portion of the Security Deposit (unless Tenant has restored such amount used and applied): (1) Landlord shall return to Tenant $10,481.67 of the Security Deposit within thirty (30) days of the first anniversary of the Commencement Date and (2) Landlord shall return to Tenant $5,240.83 of the Security Deposit within thirty (30) days of the second anniversary of the Commencement Date.

          6.  LANDLORD'S OBLIGATIONS.
              ----------------------

          (a) Subject to the limitations hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises and is not in breach of or in default under this Lease, to furnish to Tenant; (i) facilities to provide water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator and janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Landlord shall provide Tenant supplementary HVAC equipment in a configuration in accordance with Option A or option B as set forth in Exhibit
D. Tenant shall choose either Option A or option B. Option A can operate independently from the Building HVAC system and therefore, Option A can be operated without turning on the Building HVAC system. Option B requires that the Building system be turned on. Heating, ventilation and air conditioning requirements and standards under this Lease shall be subject, however, to such regulations as the Department of Energy or any other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to such public or common areas caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additional modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities.

          (b) If Landlord, to any extent, fails to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause beyond Landlord's reasonable control cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

          7.  IMPROVEMENT OF THE PREMISES.
              ---------------------------

          (a) Landlord and Tenant agree to comply with the following schedule in buildout of the Premises:

              (i) A Space Plan has been prepared and approved by Landlord and Tenant and is attached hereto as Exhibit E and incorporated herein for all purposes. Any modifications to the Space Plan made after the date of this Lease shall be made at Tenant's expense and, if delay in Substantial Completion of the A-1 Premises or the A-2 Premises occurs as a result of such modifications, Tenant shall commence paying A-1 Basic Rental on the date that the A-1 Premises would have been Substantially Completed but for the days of delay caused by the changes in the Space Plan and commence paying A-2 Basic Rental on the date that the A-2 Premises would have been Substantially Completed but for the days of delay caused by the changes in the Space Plan.

              (ii) Upon the execution of this Lease by Landlord and Tenant, Landlord shall prepare and deliver to Tenant detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to bid firm contracts (herein called "Working Drawings") with respect to and reflecting the partitions and improvements in the Premises. The Working Drawings shall include all of the work described in the Specifications for Construction attached hereto as Exhibit D and incorporated herein for all purposes and the Space Plan. Tenant shall fully and completely cooperate with Landlord in the preparation of the Working Drawings, shall promptly respond to Landlord's requests for information and approvals within three (3) business days after inquiry, and shall use its best efforts to assist Landlord to complete the Working Drawings as soon as possible. Tenant agrees to deliver to Landlord, not later than three (3) business days after delivery of the Working Drawings to Tenant, an original executed copy of the Working Drawings approved by Tenant; provided, however, if Tenant, in good faith, reasonably objects to any aspect of the Working Drawings submitted by Landlord, Tenant shall specify in detail any objection to such Working Drawings as submitted to Tenant in a written notice to Landlord within such 3-day period. Landlord shall, if applicable, modify such Working Drawings to address Tenant's written objections, and submit new Working Drawings to Tenant for approvals. Notwithstanding the foregoing, the Working Drawings shall remain subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. If Tenant fails to timely deliver the Working Drawings as required herein, makes modifications to the Working Drawings after the deadlines provided in this subsection or requests any changes to the Specifications for Construction, Tenant shall (1) pay to Landlord all reasonable expenses incurred by Landlord due to Tenant's modifications and/or delay in delivering the working Drawings or the Specifications for Construction; and (2) commence paying to Landlord the A-1 Basic Rental on the date the A-1 Premises would have been substantially Completed but for the days of delay caused by Tenant's failure to timely comply with the requirements in this Section and commence paying to Landlord the A-2 Basic Rental on the date the A-2 Premises would have been Substantially Completed but for the days of delay caused by Tenant's failure to timely comply with the requirements of this Section.

              (iii) Time is of the essence as to all dates provided in this subsection.

          (b) Any changes ("Changes") to any approved Working Drawings or the Specifications for Construction desired by Tenant shall be submitted in writing and in detail to Landlord and shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If Tenant requests any Changes to the Working Drawings or the Specifications for Construction, Tenant shall be responsible for all costs and expenses, including architectural, engineering and related design costs, resulting from such Changes. Landlord shall not be responsible for any delay in performing the construction of the tenant improvements caused by any Changes to the Working Drawings or the Specifications for Construction. If Tenant requests any Changes to the Working Drawings the Specifications for Construction, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such Changes and

Tenant shall, within three (3) days, notify Landlord in writing whether it desires to proceed with such Changes. If Tenant does not notify Landlord whether it desires such Changes within the aforesaid three (3) day period, Landlord shall not be obligated to continue work on Tenant's Premises and may suspend all work until such notice is given by Tenant, and Tenant shall be responsible for any and all delays in completing the tenant improvements resulting from Tenant's failure to so notify Landlord. If Tenant authorizes any Changes pursuant to this
Section 7, Tenant shall pay the entire cost of same to Landlord prior to Landlord's making such Changes.

          (c) Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Working Drawing by a general contractor or construction manager ("Landlord's Contractor") selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord). Landlord reserves the right however,
(i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and
(ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld, conditioned or delayed so long as there shall be general conformity with the Working Drawings).

          (d) Any costs or expenses to be paid by Tenant pursuant to this
Section 7 shall be deemed additional rent. Any failure by Tenant to pay such costs and expenses shall constitute a failure to pay rent when due and an Event of Default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law or equity for non-payment of rent.

          (e) Upon Substantial Completion of the A-1 Premises, Tenant and Landlord's representatives shall make a final inspection of the A-1 Premises to ascertain that the construction of the Tenant Improvements has been accomplished in accordance with the Working Drawings. A punch-list of items to be completed or connected shall be prepared in accordance with Section 2(c).

          (f) Upon Substantial Completion of the A-2 Premises, Tenant and Landlord's representatives shall make a final inspection of the A-2 Premises to ascertain that the construction of the Tenant Improvements has been accomplished in accordance with the Working Drawings. A punch-list of items to be completed or connected shall be prepared in accordance with Section 2(d).

          8.  OPERATING EXPENSES.
              ------------------

          (a) During the term of this Lease, Tenant shall pay as additional rent an amount (per each square foot within the Premises) equal to the excess ("Excess") from time to time of the per square foot Basic Cost (which shall be calculated by dividing the Basic Cost by the total rentable square feet of office area in the Building) over the Base Year Stop. Landlord, at its option, may collect such additional rent for each calendar year in a lump sum, to be due and payable within thirty (30) days after Landlord furnishes to Tenant a statement of actual Basic Cost for the previous year, or, beginning with the first anniversary of the Commencement Date, or if the Commencement Date is not on the first day of a month, then on the first day of the first full calendar month after the Commencement Date, and on each anniversary of such date thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and may require the monthly payment of such additional rent equal to one-twelfth (1/12) of such estimate, except that commencing in calendar year 1996 and each calendar year thereafter, Tenant's first payment shall include the one-twelfth (1/12th) monthly payments for the months from January 1st through the month in which Landlord submitted the estimate of the Excess for the then-current calendar year.

          (b) By April 1st of each calendar year during Tenant's occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for the previous year. If for any calendar year additional rent collected for the prior year as a result of Landlord's estimate of Basic Cost is
(i) in excess of the additional rent actually due during such prior year, then Landlord shall either credit such overpayment towards Tenant's next installment of Basic Rental becoming due or refund to Tenant any overpayment, or (ii) less than the additional rent actually due during such prior year, then Tenant shall pay to Landlord, within fifteen (15) days of demand, any underpayment with respect to the prior year. If the Lease Expiration Date is a day other than the first day or last day of a calendar year, respectively, then Tenant's liability for its proportionate share of the Basic Cost incurred during such calendar year shall be apportioned by multiplying the amount of Tenant's liability therefor for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Once the Basic Cost for the last calendar year of the Lease Term has been determined, Landlord shall provide Tenant with a statement of the actual Basic Cost for which Tenant is liable. If Tenant owes an additional amount, such amount is due on or before thirty (30) days after receipt of the statement. If Tenant is entitled to a refund, Landlord shall have thirty (30) days from the date of the statement within which to remit payment to Tenant. Tenant's obligation for this increase shall survive any termination of the Lease by lapse of time or otherwise.

          (c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay without delay the full amount of the additional rent payable by Tenant in accordance with each such statement that Tenant is disputing, less the amount that Tenant is disputing. Without limiting the preceding sentence, Tenant, or its authorized agent, shall have the right, during Landlord's normal business hours and after reasonable notice, to inspect the books and records of Landlord applicable to the determination of any statement of any additional rent payable by Tenant for the purpose of verifying in good faith the information contained in such statement for a period of up to one year after the receipt of such statement by Tenant.

          (d) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning ("HVAC") furnished outside Landlord's normal operating hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at a charge not less than Landlord's actual cost, plus overhead for the additional services provided, it being agreed that the cost to the Landlord of such additional services shall not be considered or treated as Basic Cost.

          (e) Landlord may, at any time in its sole discretion, require separate metering for gas, electric power or for any other utility service required by Tenant if such service is deemed by Landlord to be in excess of Building standard usage or for any other reason, in which case the cost of such metering shall be at Tenant's sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in excess of its normal and customary usage, as metered. For any utility services that are separately metered as prescribed herein, the amount of said services which had been included in the calculation of the Base Year Stop or the calculation of Basic Cost shall be excluded therefrom.

          (f) Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant's obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant's obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

          9.  USE.
              ---

          (a) Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise (except for routine graduate school activities), vibrations or fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents. Tenant will comply, at Tenant's cost and expense, with all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises.
In the event that, by reason of acts or omissions of Tenant, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand; provided, however, that Landlord provides to Tenant a letter from Landlord's insurer stating that Tenant's acts or omissions have caused the increase in Landlord's insurance premiums. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. In addition to, and not in limitation of, the foregoing, Tenant agrees that neither Tenant nor its employees, students, clients, customers, agents, guests and/or business invitees shall loiter, linger, congregate or wait in or around the restrooms, parking areas, sidewalks, walks, lobby entries, lobbies, corridors, staircases, elevators, or any and all other common areas of the Building. The parking areas, sidewalks, walks, lobby entries, lobbies, corridors, staircases, elevators, and any and all other common areas of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises or the Building. Tenant shall cause its employees, students, clients, customers, agents, guests and/or business invitees to comply with this Section 9(a).

          (b) Notwithstanding the generality of subsection (a) above, Tenant represents, warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance therein, (2) it shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (3) Tenant will keep the Premises, the Building or the Land free of any lien imposed pursuant to any Environmental Laws. Tenant shall also cause its subtenants and assignees (if subtenants and assignees are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

          In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants and assignees, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, treat, store, use, process or transport Hazardous Materials on, above, beneath or near the Premises, the Building or the Land. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following:
(1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2)
regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) hazardous materials as defined in Va. Code Ann. (S) 44-146-34 (1950), as amended from time to time and regulations promulgated thereunder; (4) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (5) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity; (6) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (7) petroleum, petroleum byproducts, petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste; (8) an object or material which is contaminated with any of the foregoing; (9) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

          (c) "Environmental Laws" collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, code, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Material(s) (including, without limitation, CERCLA, 42 U.S.C. (S)9601, et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C., (S)6901, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S)1801, et. seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)1251, et. seq.; the Clean Air Act, 33 U.S.C. (S)7401, et. seq., the Clean Air Act, 42 U.S.C. (S)741, et. seq.; the Toxic Substances Control Act, 15 U.S.C. (S)2601-2629; the Safe Drinking Water Act, 42 U.S.C. (S)300f-300j; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S)1101, et. seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports or notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

          (d) Tenant shall protect, indemnify, defend (with counsel approved by Landlord) and save Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all liabilities, losses, damages (including consequential damages), claims, judgments, penalties, fines, suits, administrative proceedings, costs or expenses (including reasonable attorneys' fees) of any kind or nature, known or unknown, contingent or otherwise, that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, expenses, fines, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or the Premises or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant's breach of the Environmental Laws or otherwise arising from or related to the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedies, fines, damages, responses (including death), property damage and loss or restriction on use of rentable or usable space of the Building.

          (e) Tenant, its permitted subtenants and assignees, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land, Building or the Premises, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Materials on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Materials caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws and to the satisfaction of Landlord and after Tenant has obtained Landlord's written consent, which shall not be unreasonably withheld. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Materials.

          In the event of (1) a violation of any Environmental Laws, (2) a release, spill or discharge of any Hazardous Materials on or from the Premises, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or (4) an emergency environmental condition (together "Environmental Defaults"), Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default(s); and in the event Tenant fails to immediately address such Environmental Default(s), or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the Environmental Default(s).

          Landlord has the right but not the obligation to cure any Environmental Default(s), has the right to suspend some or all of the operations of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate the Lease upon the occurrence of any Environmental Default(s).

          (f) Tenant shall within 48 hours deliver to the Landlord (1) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; (2) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and; (3) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance of Environmental Laws.

          (g) Landlord shall have the right, but not the obligation, at all times during the term of this Lease to (1) inspect the Premises, (2) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Section 9, and

(3) request lists of all Hazardous Materials used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Tenant.

          Tenant will cooperate with Landlord and allow Landlord and Landlord's representatives access to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord or Landlord's representatives may perform any testing upon or in the Premises that Landlord deems reasonably necessary for the valuation of environmental risks, costs, or procedures, including soils or other sampling or coring.

          (h) The provisions of this Section 9 shall survive the expiration or earlier termination of this Lease.

          (i) Tenant, its permitted subtenants and assignees, licensees, invitees, agents, contractors, subcontractors and employees shall have the right to contract for that number of parking spaces set out on the attached Data Sheet which has been reasonably determined by Landlord to be Tenant's proportionate share of the total parking spaces available on the Building and Land ("Parking Spaces") within one hundred eighty (180) days of the Commencement Date. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant's number of Parking Spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant. Tenant's right to contract for the Parking Spaces as set forth above shall expire if Tenant does not exercise said right within one hundred eighty (180) days after the Commencement Date. Notwithstanding the foregoing, if there are parking spaces available up to the amount of the Parking Spaces after the one hundred eighty
(180) days period has expired ("Additional Spaces"), Tenant and its employees shall have the right to contract for the Additional Spaces on an "as available" basis throughout the remaining term of the Lease at the then competitive rates charged for such parking spaces. Landlord shall have no obligation to maintain or keep Additional Spaces available and Landlord shall have the right to lease such Additional Spaces to other tenants or occupants of the Building. Tenant shall comply with all reasonable rules and regulations which Landlord or the parking garage manager may make from time to time with respect to the use of the parking areas. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at the owner's expense .any vehicles not parked in compliance with such rules and regulations. Landlord shall not be responsible to Tenant for the noncompliance or breach of such rules and regulations by the parking garage manager or by any other tenant, its agents, employees and invitees or members of the public who may park in the parking area.

          10. TENANT'S REPAIRS AND ALTERATIONS.
              --------------------------------

          (a) Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the Lease Term take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant agrees, at Tenant's sole cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant and any plate glass and special store fronts, in good condition, normal wear and tear excepted, and make all necessary non-structural repairs and replacements except those caused by fire, casualty or acts of God covered by Landlord's fire insurance policy covering the Building. Such repairs and replacements shall be in quality equal to the original work and installation. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, Landlord may, at its sole option, make such repair, and Tenant shall, upon demand therefor, pay Landlord for Landlord's cost thereof plus fifteen percent (15%) for overhead costs.

          (b) The original improvements of the Premises shall be accomplished by Landlord in accordance with the Working Drawings and Title III of the Americans with Disabilities Act of 1990, as amended. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes including computer or telephone cabling (collectively "Alterations") in or to the Premises except as set forth in the Working Drawings or otherwise expressly provided in this Lease. Any additional Alterations, which are necessary in order for the Premises to comply with the requirements of Title III of the Americans with Disabilities Act of 1990, as amended, or such other laws or amendments thereto which may be hereinafter enacted during the term of this Lease or any extensions or renewals hereof shall be the responsibility of Tenant, and Tenant hereby agrees to indemnify Landlord for any loss, claim or damages incurred by Landlord as a result of Tenant's failure to make such additional Alterations.

          (c) Notwithstanding anything in the Lease to the contrary, Tenant shall not make or allow to be made any Alterations without the prior written consent of Landlord, which shall not be unreasonably withheld. All maintenance, repairs or Alterations shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair or Alterations. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building or portion thereof, including, but not limited to, compliance with Title III of the Americans with Disabilities Act of 1990, as amended; and (e) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alterations. Landlord shall require a guarantee by each of Tenant's prime contractors and materialmen for the benefit of Landlord, Tenant and such other parties as Landlord shall designate that all work performed and materials and equipment furnished by such contractors will conform to the requirements of the plans and specifications as to the kind, quality, function of the equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the work has been completed, said guarantees to be effective whether or not any part of the aforesaid work has been subcontracted by the contractor. In the event any deficiencies, defects, faults or imperfections of materials, equipment or workmanship shall appear prior to the expiration of such one year period, the contractor, upon receiving written notice thereof from Landlord or Tenant, will immediately correct and repair the same at the expense of such contractor.

          (d) At the expiration or other termination of this Lease, Tenant shall surrender the Premises with all Alterations located therein in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. All Alterations (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord elects to have Tenant remove the Alterations as provided below, Tenant shall remove the specified Alterations and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises. Upon receiving Tenant's written request to make any Alterations, and if Landlord consents to the Alterations requested, Landlord shall specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at or prior to the termination or earlier vacation of the Premises. If Landlord fails to so specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant's request. If Tenant fails to restore the Premises upon Landlord's request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

          11. ASSIGNMENT AND SUBLETTING.
              -------------------------

          (a) Neither Tenant nor Tenant's representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed as provided in subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. The transfers, whether a single transfer or multiple transfers, of fifty percent (50%) or more of the ownership interests of Tenant shall be deemed equivalent to an assignment or subletting requiring consent of Landlord. Any reasonable expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing, including reasonable attorneys' fees, shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the next monthly Installment of rent when billed.

          (b) Subject to the provisions of Section 11(c) hereof, Landlord shall not unreasonably withhold or delay its consent hereunder to any sublease by Tenant, provided that all of the following conditions are met:

              (i) Tenant must first notify Landlord, in writing, of any proposed sublease, at least thirty (30) days prior to the effective date of such proposed sublease. The notice to Landlord must include a copy of the proposed sublease and a copy of the proposed subtenant's financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed subtenant.

              (ii) The subtenant must have a credit rating satisfactory to Landlord (in Landlord's reasonable judgment).

              (iii) The sublease must be expressly subject and subordinate to this Lease, must require that any subtenant must comply with and abide by all of the terms of the Lease, and must provide that any termination of this Lease shall extinguish the sublease as well.

              (iv) The subtenant may not propose to change, without the Landlord's prior written consent, the use of the Premises to a purpose other than as stated in Section 9 hereof, nor conduct its business in a manner which, in Landlord's reasonable judgment, is not appropriate for a first-class office building in the metropolitan Washington, D.C. area.

              (v) The Tenant may not be in default under this Lease, or have committed two Events of Default hereunder during the precious twelve (12) months, whether cured or not.

              (vi) Any sublease, assignment or other transfer shall be affected on a form approved by Landlord.

              (vii)  The sublease shall contain the following clause:

              "Underlying Lease Agreement.  This Sublease and Subtenant's
               --------------------------
     rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph _ hereof and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord's consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant's performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby."

          (c) Landlord shall have the right, within thirty (30) days after receipt of the notice from Tenant required under Section 11(b)(i) above, that Tenant proposes to sublease all or a portion of the Premises, to elect (i) to sublet the Premises from Tenant at the rent then being paid by Tenant for the Premises under Section 3 hereof (or that portion thereof which Tenant proposes to sublease) by a proportionate reduction in the rent as hereinafter set forth;
(ii) to terminate this Lease in its entirety if Tenant intends to sublet all or substantially all of the Premises or, if Tenant proposes to sublet a portion of the Premises, to terminate this Lease only with respect to such portion of the Premises; or (iii) to require Tenant to pay Landlord, within ten (10) days of receipt, fifty percent (50%) of the amount of rent payable by such sublease in excess of the amount of rent payable by Tenant hereunder with respect to the portion of the Premises sublet, offset by any direct reasonable expenses incurred by Tenant in subleasing such portion of the Premises (amortized in equal monthly payments over the initial term of such sublease). Upon exercise by Landlord of either of the options set forth in (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to
Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to sublet the Premises, or such portion of the Premises, as the case may be, or to terminate this Lease, within said thirty (30) day period, Tenant shall have the right, subject to the provisions of (iii) above, to sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon exercise by Landlord of the option set forth in (iii) above, Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent received by Tenant from its subtenant(s) during such semi-annual period. If such statement shows Tenant failed to make the full payment required by (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the monthly installment of rent next becoming due. For purposes of calculating any amounts due from Tenant pursuant to (iii) above, the "amount of rent payable by Tenant" exclusive of such amounts due pursuant to (iii) shall be that portion of the total rent which the amount of square foot area sublet by Tenant bears to the total square foot area of the Premises.

          (d) The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord's option, in the event of any default by Tenant under the terms of this Lease. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or sublettings of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations.

          (e) Notwithstanding the foregoing provisions of this Section 11, if consent of any assignment is required by the holder of any mortgage on the Building, no assignment shall be permitted without the prior written consent of such holder.

          12. INDEMNITY.
              ---------

          Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord's managing agent, and Landlord's subsidiaries, directors, officers, agents and employees, if any, from and against all fines, damages, suits, claims, demands, costs, expenses, losses and actions (including court costs and reasonable attorneys' fees) for any injury to person (including death) or damage to or loss of property on or about the Premises, Building or Land caused by Tenant, its employees, contractors, subtenants, agents, invitees or by any other person entering the Premises or the Building or the Land under the express or implied invitation of Tenant, or arising out of Tenant's use of the Premises, Building or Land or the acts or omissions of Tenant, its employees, contractors, subtenants, agents or invitees. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatsoever except Landlord's gross negligence or willful misconduct.

          13. SUBORDINATION.
              -------------

          (a) This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease, and in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale, in which event Tenant shall attorn to such party secured by such deed of trust or purchaser and shall recognize such party secured by such deed of trust or purchaser as the Landlord under this Lease. Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord's mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Tenant hereby appoints Landlord the Tenant's attorney-in-fact to execute any such certificate or certificates for and on behalf of the Tenant. Upon such attornment such party secured by such deed of trust or purchaser shall not be (i) bound by any payment of rent or additional rent more than one (1) month in advance, (ii) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (iii) liable for damages for any breach, act or omission of any prior landlord, or (iv) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest, such party secured by such deed of trust or purchaser shall perform, in accordance with the terms of this Lease, all obligations of Landlord arising after the date of acquisition of title to the Building. within fifteen (15) days after the request of Landlord's successor, Tenant shall execute, acknowledge, and deliver any requisite or appropriate document submitted to Tenant confirming such attornment. Landlord agrees to use its best efforts to obtain from any holder of any mortgage or deed of trust securing the Land or the Building ("Mortgagee") a subordination, non-disturbance and attornment agreement for the benefit of Tenant and which is acceptable to Mortgagee. For purposes of this Section 13, Landlord shall be deemed to have used its best efforts if (1) Landlord has diligently inquired in writing to such Mortgagee requesting the Mortgagee to provide a subordination, non-disturbance and attornment agreement for the benefit of Tenant and (2) Landlord has sent Tenant a copy of such written request. Tenant agrees to pay any fees, costs or expenses required to be paid by the Mortgagee for reviewing such request, whether or not granted. Landlord shall have no liability if such Mortgagee refuses to give Tenant a subordination, non-disturbance and attornment agreement.

          (b) Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease. At the option of any landlord under any ground or underlying lease to which this lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder and Tenant covenants and agrees to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

              (i) After receiving notice from any person, firm or other entity that it holds a mortgage or deed of trust on the Building or the Land, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days, or such additional time as may reasonably be necessary, after receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's default by such holder shall be treated as performance by Landlord.

              (ii) In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable; (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted; and (c) do not increase the rent or other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to execute, acknowledge, and deliver such amendment to Landlord within fifteen (15) days of Tenant's receipt thereof.

          14. RULES AND REGULATIONS.
              ---------------------

          Tenant will comply and Tenant shall cause Tenant's agents, contractors, employees and invitees to comply fully with all requirements of the Rules and Regulations of the Building, as specified in the Rules and Regulations attached hereto as Exhibit C. Landlord shall at all times have the right to change such Rules and Regulations and to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for the operation, maintenance, safety, care or cleanliness of the Building or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant; provided, however, that no changes and amendments to the Rules and Regulations shall prevent Tenant from using the Premises as a college of higher education. Tenant shall be responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, or invitees. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit C, this Lease shall govern. Landlord shall enforce all Rules and Regulations in a non-discriminatory manner.

          15. INSPECTION.
              ----------

          Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice, which may be oral, (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time, (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants (in the last twelve (12) months of the term or at any time if an Event of Default exists under the terms and provisions of this Lease), purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

          16. CONDEMNATION.
              ------------

          (a) If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building or if any portion of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate, effective on the date of possession thereof by the authority and the rent shall be apportioned as of such date. If part of the Land or Building, which does not include the Premises, shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as Landlord shall determine may be fair and reasonable under all of the circumstances; provided, however, that if such taking prevents access to the Premises or the use of the Premises as a college of higher education, then Tenant shall have the right to terminate this Lease, effective on the date of possession by the authority and the rent shall be apportioned as of such date.

          (b) All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

          17. FIRE OR OTHER CASUALTY.
              ----------------------

          (a) In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

          (b) If (i) the damage is of such nature or extent, in the judgment of Landlord's architect, that more than two hundred ten (210) consecutive days, after the casualty date, would be required (with normal work crews and hours and taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the Premises or the Building, as the case may be, Landlord shall so advise Tenant promptly; and Landlord or Tenant, for a period of thirty (30) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice. If this Lease is terminated, then all rent shall be apportioned (based on the portion of the Premises which is useable after such damage or destruction). If this Lease is not terminated pursuant to the terms of this
Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions, improvements or fixtures which Tenant or any other tenant may have installed. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within two hundred ten (210) consecutive days after commencement of work (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

          (c) In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of a nature or extent that Tenant's continued occupancy is substantially impaired, the rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment as determined by Landlord. In no event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building or for any inconvenience or annoyance occasioned by any such damage, repair or restoration. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Premises.

          (d) Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

          18. HOLDING OVER.
              ------------

          Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant or any party claiming under Tenant remains in possession of the Premises, or any portion thereof at the termination of this Lease, no tenancy or interest in the Premises shall result therefrom, unless Landlord elects as hereinafter provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. If, without the written consent of Landlord, Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after the termination of this Lease, Landlord may, in addition to its other rights, including without limitation, rights of ejectment and damages, elect, in its sole discretion, to treat such holding over by Tenant as a creation of a month-to-month tenancy subject to all of the terms, covenants and conditions in this Lease insofar as the same are applicable to a month-to-month tenancy, except that Tenant shall pay a monthly Basic Rental in an amount equal to one hundred fifty percent (150%) of the monthly Basic Rental in effect during the last month of the term of this Lease. In the event Tenant holds over pursuant to this Section 18, then Tenant shall give Landlord at least thirty
(30) days prior written notice of any intention to quit the Premises and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of nonpayment of rent in advance or the breach of any other covenant by Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the holdover tenancy shall be subject to termination by either Landlord or Tenant at any time upon not less than thirty (30) days advance written notice (except in the event of nonpayment of rent in advance or the breach of any other covenant by Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived), and all of the other terms and provisions of this Lease shall be applicable during that period, except Tenant shall pay Landlord in advance, as the monthly Basic Rental for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the monthly Basic Rental in effect on the termination date, computed on a daily basis for each day of the holdover period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided in this Lease.

          19. TAXES.
              -----

          (a) During each calendar year or portion thereof included in the Lease Term, and any renewal thereof, Tenant shall pay to Landlord as additional rent, Tenant's Proportionate Share of any increase in Real Estate Taxes over the Base Real Estate Taxes. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year, and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord with respect to the Building and/or the Land or assessed against the Building and/or the Land during any calendar year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, but shall not include any federal, state or local income tax. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including but not limited to, legal fees.

          (b) Commencing on the first anniversary of the Commencement Date, or if the Commencement Date is not the first day of a month, then on the first day of the first full calendar month after the Commencement Date, and each anniversary of such date thereafter, Landlord may deliver to Tenant a statement of Landlord's estimate of any increase in the annual Real Estate Taxes for the then current calendar year over the Base Real Estate Taxes and Tenant's percentage thereof. Within thirty (30) days after delivery of such statement, (including any statement delivered after the expiration or termination of this Lease), Tenant shall pay to Landlord, as additional rent, Tenant's aforesaid percentage share of such estimated increase in the annual Real Estate Taxes, except that commencing in calendar year 1996 and each calendar year thereafter, Tenant's first payment shall include the one-twelfth (1/12th) monthly shares for the months from January 1st through the month in which Landlord submitted the estimate of the increase in the annual Real Estate Taxes for the then current calendar year.

          (c) Commencing January 1, 1996, Landlord shall deliver to Tenant a statement showing the determination of the increase in the annual Real Estate Taxes for the preceding calendar year and Tenant's total percentage thereof, such statement to be delivered on or before April 1st of the then current calendar year and on or before April 1st of each subsequent calendar year, or as soon thereafter as possible. If such statement shows that Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year exceeded Tenant's actual increases for said year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's percentage share of Landlord's actual increases in the annual Real Estate Taxes exceeded Tenant's payments, if any, of the estimated monthly increase in the annual Real Estate Taxes for said preceding calendar year, then Tenant shall pay the total amount due to Landlord, which amount shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after delivery of said statement.

          (d) In the event that the Lease date or other termination is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease date or other termination occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease date as the numerator, and with 365 as the denominator. The expiration or other termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section 19 to be performed after such expiration or other termination.

          (e) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

          20. EVENTS OF DEFAULT.
              -----------------

          The occurrence of any of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

          (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder; provided that, on up to one (1) occasion in any twelve (12) month period, there shall exist no Event of Default unless Landlord gives to Tenant written notice of such failure and Tenant shall have failed to make such payment within five (5) days following the giving of such notice.

          (b) Tenant shall fail to comply with or observe Section 9 of this Lease (or a comparable section of any other lease now or hereafter executed by Tenant in connection with space in the Building).

          (c) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen (15) days after Landlord's written notice thereof to Tenant.

          (d) Intentionally deleted.

          (e) Tenant or any partner or guarantor of Tenant, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant or any partner or guarantor of Tenant for the purposes of effecting any of the foregoing or the filing of an involuntary petition against Tenant, or any partner or guarantor of Tenant is the subject debtor under any bankruptcy law or insolvency law.

          (f) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant or any partner or guarantor of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any partner or guarantor of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period greater than thirty (30) days.

          (g) Tenant's failure to take possession of the Premises after notice to Tenant that the same are substantially completed.

          21. REMEDIES.
              --------

          (a) If there shall be an Event of Default, including an Event of Default prior to the Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession, and take possession of the Premises. The provisions of this Section shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord's right to recover from Tenant all rent and other sums due under the terms and conditions of this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent, or alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any rent, additional rent or damages which may be due or sustained prior to such default, and all costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in a first-class rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which, at Landlord's election, shall be either:

              (i) an amount equal to the rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term; or

              (ii) an amount equal to the present value (as of the date of Tenant's default) of the rent and additional rent which would have become due during the remainder of the Lease Term, less the rent received by Landlord under any reletting of the Premises, which damages shall be payable to Landlord in one lump sum on demand; provided that Landlord has relet the Premises which reletting may occur at any time up to the date on which the Lease Term would have expired but for Tenant's default. For purposes of this subparagraph (ii), present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

          (b) Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant's payment of a lesser amount than the sum due hereunder nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord's re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

          (c) If more than one natural person and/or entity shall execute this Lease as Tenant, then the liability of each such person or entity shall be joint and several. Similarly, if Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

          (d) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof or fails to make any payment to any third party related to the use or operation of the Building, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest thereon at the rate per annum ("Default Rate") equal to the greater of (i) eighteen percent (18%) per annum; provided such rate is not usurious or (ii) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date of expenditure(s) by Landlord, as additional rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

          (e) Any concessions of the Landlord (which may include among other items: (i) brokerage fees; (ii) moving allowances; (iii) Tenant improvements;
(iv) Lease assumptions; (v) unamortized portions of the buildout; and (vi) any other cash allowances or payments, all of which are individually or collectively referred to as "Landlord's Concessions") are subject to the condition that, throughout the Lease Term, Tenant will perform and comply with all of the terms, covenants and conditions of this Lease to be performed or complied with by Tenant. If, after the occurrence of an Event of Default, Landlord terminates this Lease or reenters and takes possession of the Premises without such a termination, all Landlord's Concessions shall cease to apply and Tenant shall be obligated, within ten (10) days after demand, to pay to Landlord the value of all Landlord's Concessions. Landlord's right to recover the value of all Landlord's Concessions shall be in addition to any other remedies available to Landlord.

          22. SURRENDER OF PREMISES.
              ---------------------

          No act done and no failure to act by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord. At the termination of this Lease by lapse of time or otherwise, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises and all locks therein to Landlord and make known to Landlord the combination of all combination locks in the Premises, and shall return the Premises and all equipment and fixtures of Landlord therein to Landlord in broom clean condition and in as good condition as when Tenant originally took possession, ordinary wear and tear excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand. All obligations of Tenant under this Section shall survive the termination of this Lease by lapse of time or otherwise.

          23. ATTORNEYS' FEES.
              ---------------

          If either party to this Lease brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action shall be entitled to recover its reasonable attorneys' fees and costs from the losing party. The losing party shall reimburse the prevailing party within ten
(10) days following written demand therefor.

          24. LANDLORD'S LIEN.
              ---------------

          In addition to any statutory Landlord's lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property ("Personal Property") of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom; and such Personal Property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all Personal Property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies therein to Landlord forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the jurisdiction in which the Building is located. Notwithstanding anything in this
Section 24 to the contrary, and subject to the conditions contained herein, Landlord agrees at Tenant's written request to subordinate Landlord's lien in Tenant's Personal Property (except for Landlord's Superior Lien Amount, as hereinafter defined) to the lien of any bona fide financial lending institution ("Lender"), which Lender requires a security interest in Tenant's Personal Property as a condition of making a loan to Tenant in connection with the operation of Tenant's business. The term "Landlord's Superior Lien Amount" shall mean the sum of (i) the amount equal to three (3) months, Basic Rental as escalated pursuant to Section 4 of the

Lease, (ii) the amount equal to three (3) months of Tenant's Proportionate Share of Real Estate Taxes and (iii) the amount equal to three (3) months of Tenant's Proportionate Share of Basic Costs. The foregoing subordination shall be conditioned upon Lender (x) giving Landlord prior written notice of Lender's intent to remove Tenant's Personal Property and (xi) submitting to Landlord with Lender's written notice the amount of Landlord's Superior Lien Amount. Provided the Lender has give Landlord written notice and paid to Landlord Landlord's Superior Lien Amount as aforesaid, Lender may enter the Premises and remove Tenant's Personal Property, or any part thereof, at any time in the exercise of Lender's rights to Tenant's Personal Property.

          25. MECHANICS' LIENS.
              ----------------

          Tenant shall not permit any mechanics' lien or other liens to be placed upon the Premises, the Building or improvements thereon or the Land during the Lease Term, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any such lien or notice of intent with respect thereto Tenant will promptly, and in any event within thirty (30) days after the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord. Tenant hereby agrees to indemnify and save Landlord harmless from any legal expenses which Landlord may reasonably incur as a result of the filing of the lien or notice of intent and/or from any loss or liability incurred as a result of any lien filed against the Premises, the Building or improvements thereon, the Land and/or Tenant. If Tenant shall fail to discharge any such mechanics, or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of Basic Rental next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not he deemed to waive or release the default of Tenant in not discharging the same.

          26. WAIVER OF SUBROGATION; INSURANCE.
              --------------------------------

          (a) Throughout the Lease Term, Tenant shall insure the contents of the Premises, including, without limitation, Alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

          (b) Landlord and Tenant agree that the insurance policy to be carried under Section 26(a) shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property, but only to the extent that such loss or damage is covered by any insurance then in force, or would have been covered under the insurance policies required hereunder if such insurance policies had been maintained as required pursuant to this Lease, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

          (c) Tenant shall maintain throughout the Lease Term, at Tenant's sole cost and expense, commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises, Building or Land and containing contractual liability coverages. Such limits shall be in an amount as may be reasonably required by Landlord from time to time, but in any event not less than Three Million Dollars ($3,000,000) per occurrence for death or injury and Three Million Dollars ($3,000,000) per occurrence for property damage or destruction. All insurance policies shall name Landlord, Landlord's Building manager, (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Building and any paramount lessor, or installment seller as additional insured parties, and shall provide that the insurance policies shall not be modified or cancelled without at least thirty (30) days, prior written notice to Landlord and any other party designated as aforesaid. All insurance policies shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to Landlord. on or before the Commencement Date and not less than thirty (30) days prior to the expiration dates of such policies, Tenant shall provide copies of all such policies certified by the insurers to be true and complete to Landlord and such mortgagees, paramount lessors and installment sellers or certificates of insurance (Accord 27) evidencing the coverage required under this Section 26.

          (d) Tenant shall also maintain throughout the Lease Term, at Tenant's sole cost and expense, workers' compensation in statutory limits and Employer's Liability in an amount not less than $100,000 per occurrence.

          (e) Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

          27.  INTENTIONALLY DELETED.

          28.  BROKERAGE.
               ---------

          Landlord recognizes the Broker(s) as the sole broker(s) procuring this Lease and shall pay said Broker(s) a commission therefor pursuant to a separate agreement between said Broker(s) and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

          29.  ESTOPPEL CERTIFICATES.
               ---------------------

          Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); (ii) stating the rent payable and dates to which the rent and other charges hereunder have been paid by Tenant; (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge; (iv) stating the commencement and expiration dates of this Lease, including any optional renewals; and (v) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Building or Land or of any interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any mortgagee or prospective mortgagee or purchaser of the Building, Land or any interest therein or any prospective assignee of any mortgagee.

          30.  NOTICES.
               -------

          Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to he complied with when and if the following steps are taken:

          (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

          (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time-to-time by written notice delivered in accordance herewith.

          (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered
(i) when delivered personally or (ii) whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

          If to Landlord, at:

          New 1211 Connecticut, Inc.
          c/o The Carey Winston Company
          1350 Eye Street, N.W.
          Suite 510
          Washington, D.C.  20005

          If to Tenant, at:

          American Schools of Professional Psychology, Inc.
          1400 Wilson Boulevard
          Suite 110
          Arlington, VA  22209

If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Section to the same effect as if each had received such notice.

          31.  FORCE MAJEURE.
               -------------

          Whenever a period of time is herein prescribed for action to be taken by Landlord or whenever Landlord is otherwise obligated to perform hereunder, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

          32.  SEVERABILITY.
               ------------

          If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby. Each covenant and agreement contained in the Lease shall be construed as a separate and independent covenant or agreement.

          33.  AMENDMENTS; WAIVER; BINDING EFFECT.
               ----------------------------------

          The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto, and such instrument may be subject to the approval of any mortgagees and ground lessors of record. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. Landlord may freely assign its interest hereunder.

          34.  QUIET ENJOYMENT.
               ---------------

          Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

          35.  LIABILITY OF TENANT.
               -------------------

          If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

          36.  LANDLORD LIABILITY.
               ------------------

          (a) The liability of Landlord and all officers, employees, shareholders, venturers or partners (general or limited) of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and Landlord or any officer, employee, shareholder, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Land, and the corresponding assignment of this Lease, the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise.

          (b) In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole method for recovering upon such claim shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder.

          37.  CERTAIN RIGHTS RESERVED BY LANDLORD.
               -----------------------------------

          Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant's obligations hereunder;

          (a)  To change the name by which the Building is designated upon four
(4) months written notice to Tenant.

          (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible.

          (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

          (d) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

          38.  FINANCIAL STATEMENTS.
               --------------------

          Tenant agrees to provide to Landlord within fourteen (14) days of request by Landlord (but no more than one (1) time in any twelve (12) month period unless there shall exist an Event of Default under the terms and provisions of this Lease), the most recent audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"). Tenant consents that Landlord may release the Statements to Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease or to any third party pursuant to any order of any governmental agency or court. Landlord agrees to keep the Statements confidential and not to release the Statements to third parties except as set forth herein.

          39.  REPRESENTATIONS.
               ---------------

          (a) Any approval by Landlord and Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications.

          (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

          (c) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

          (d) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

          40.  ADDITIONAL RENT.
               ---------------

          The Tenant shall pay as additional rent any money required to be paid pursuant to the provisions of this Lease whether or not the same be designated "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

          41.  ENTIRE AGREEMENT.
               ----------------

          The Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

          42.  WAIVER OF JURY TRIAL.
               --------------------

          LANDLORD AND TENANT AND ALL GUARANTORS AND GENERAL PARTNERS HEREBY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BETWEEN TENANT AND LANDLORD OR THEIR SUCCESSORS ARISING OUT OF THIS LEASE OR TENANT'S OCCUPANCY OF THE PREMISES OR TENANT'S RIGHT TO OCCUPY THE SAME OR THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, OR ANY CLAIM OF INJURY OR DAMAGES AND/OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

          43.  LAWS AND REGULATIONS.
               --------------------

          Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises.

          44.  SIGNAGE.
               -------

          No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or inside of the Building except on the directories and doors of offices, and then only in such place, number, size, color and style as approved by Landlord. If any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in such removal. On the Commencement Date, Landlord shall, at Landlord's sole cost and expense, provide Tenant with building standard signage on Tenant's suite entrance door and four (4) directory strips on the Building's directory. In the event Tenant requests any changes or modifications to such suite entrance door or such directory, all such changes or modifications shall be at Tenant's sole cost and expense. In addition, on the Commencement Date, Landlord shall, at Landlord's cost and expense, provide and install Tenant's signage on the northeast corner of the first floor outside facade of the Building; provided, however, that (a) the installation of such sign shall be subject to Landlord's ability to obtain, using its reasonable efforts, all necessary government, community and other permits and approvals (Landlord agrees to use its reasonable efforts to obtain such permits and governmental approvals at Landlord's cost and expense up to Four Thousand and 00/100 Dollars ($4,000.00); and Tenant shall be responsible for and shall pay all costs and expenses for obtaining the permits and governmental approvals for such sign in excess of Four Thousand and 00/100 Dollars ($4,000.00) as additional rent due hereunder within thirty (30) days of Landlord's invoice for same); (b) the size, materials, color, design, location and other aspects of such sign shall be acceptable to Landlord in its sole discretion and in accordance with Exhibit D, letter O; (c) all costs related to such sign other than its provision and installation, including maintenance and utilities, shall be borne by Tenant; and
(d) Landlord shall have the right to remove such sign at the expiration or earlier termination of the Lease Term at Landlord's expense.

          45.  RENEWAL OPTION.
               --------------

          (a) Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for one (1) term ("Renewal Term") of sixty (60) months. If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately on the day following the date the Lease Term would otherwise have ended as provided in this Lease. The right of renewal herein granted to Tenant with respect to the Renewal Term shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

              (i) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice ("Renewal Option Notice") thereof not later than twelve (12) months prior to the expiration date of the then-current Lease Term.

              (ii) In the event the Renewal Option Notice is not given timely or is not given, Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.

              (iii) The renewal option may be exercised only with respect to the entire Premises, not with respect to only a part of the Premises.

              (iv) In the event there exists an Event of Default under this Lease on the date the Renewal Option Notice is sent or any time thereafter up to and including the date such Renewal Term is to commence, then, at Landlord's option, such Renewal Term shall not commence and the Lease Term shall expire on the date the Lease Term would have expired without such renewal.

              (v) If at the time Tenant provides the Renewal Option Notice described in subsection (a) hereof, or at any time thereafter until the Renewal Term is to commence, Tenant has assigned or subleased the Premises, then, at Landlord's option, Tenant's rights pursuant to this Section 45 shall lapse and be of no further force or effect.

              (vi) Landlord and Tenant must execute a lease for the Renewal Term nine (9) months prior to the expiration date of the then-current Lease Term. If Landlord and Tenant do not execute a lease in accordance with the foregoing sentence, then Tenant's right pursuant to this Section 45 shall lapse and be of no further force or effect.

          (b) During the Renewal Term, all the terms, conditions, covenants and agreements set forth in this Lease, including but not limited to the full pass-through of Common Area Costs and Real Estate Taxes shall continue to apply and be binding upon Landlord and Tenant, except that: (i) the Basic Rental for the Premises shall be determined as provided in Section 45(c); (ii) in no event shall Tenant have the right to renew the Lease Term beyond the expiration of the Renewal Term provided for in this Section 45; and (iii) Landlord shall have the right to terminate the Lease as provided in Section 45(d).

          (c) Following the giving of the Renewal Option Notice, Landlord and Tenant shall commence negotiations concerning the amount of the Basic Rental payable during the Renewal Term. The parties shall have thirty (30) days after the date Tenant delivers its Renewal Option Notice in which to agree on such Basic Rental. If, during such negotiation period, the parties are unable in good faith to agree on such Basic Rental, then Tenant's right of renewal shall lapse and be of no further force or effect.

          (d) Notwithstanding the foregoing, at any time during the Renewal Term, Landlord shall have the right to terminate this Lease upon one hundred eighty (180) days written notice to Tenant ("Termination Notice"). Tenant shall vacate and surrender the Premises on or prior to the date specified in Landlord's Termination Notice ("Termination Date") and this Lease shall terminate at 11:59 p.m. on the Termination Date. In the event Landlord elects to terminate this Lease as provided in this Section 45(d), Landlord shall pay to Tenant a moving allowance ("Moving Allowance") in the amount of One Dollar ($1.00) per rentable square foot of the Premises, said Moving Allowance to be paid to Tenant after Tenant vacates aid surrenders the Premises to Landlord.

          46.  RIGHT OF FIRST OFFER.
               --------------------

          (a) Landlord hereby grants to Tenant the conditional, continual right throughout the Lease Term, exercisable at Tenant's option, to lease all or any portion of the approximately 6,669 rentable square feet located on the first
(1st) floor of the Building ("Expansion Area"), and identified as set forth on Exhibit A-3 attached hereto and incorporated herein for all purposes, subject to the terms and conditions set forth in this Section 46.

          (b) Landlord shall give Tenant written notice that it has received a bona fide, written and signed offer from a prospective tenant for all or any portion of the Expansion Area (an "Expansion Area Notice"). Each space that is offered to Tenant pursuant to the Expansion Area Notice is, at the time of such offering, referred to as the "Expansion Premises".

          (c) Tenant shall have a period of seven (7) days following receipt of Landlord's Expansion Area Notice to notify Landlord in writing whether Tenant desires to lease all or any portion of the Expansion Premises ("Tenant's Expansion Premises Acceptance Notice"). In the event Tenant elects to lease less than all of the Expansion Premises, then the portion of the Expansion Premises that Tenant leases must comply with all applicable building and safety codes. In addition, all of the remaining Expansion Premises not leased by Tenant must also (i) comply with all applicable building and safety codes, (ii) be regular in shape with adequate means of ingress and egress and (iii) be suitable and marketable for normal renting purposes as office space. For purposes hereinbelow, the term "Expansion Premises" shall be deemed to include all of or that portion of the Expansion Premises actually leased by Tenant. If the Expansion Premises is leased to Tenant, the lease term shall be coterminous with the term of this Lease, as the same may be extended pursuant to the terms hereof. The leasing of the Expansion Premises shall be on the same terms and conditions as are set forth in this Lease except that W the Base Rent for the Expansion Premises shall be the Market Rent determined as provided in Section 46(i) below, and (ii) the abatement of rent provided in Section 3(a) and all buildout and other allowances shall not be applicable. Landlord shall prepare, and Landlord and Tenant shall promptly execute, an amendment to this Lease confirming the lease to Tenant of the Expansion Premises upon such terms and conditions. Upon the delivery of the Expansion Premises to Tenant, the Expansion Premises shall become part of the Premises. If Tenant does not timely provide Landlord with Tenant's Expansion Premises Acceptance Notice to lease all or a portion of the Expansion Premises or does not lease the Expansion Premises, then Landlord shall be free to lease all of the Expansion Premises or any portion thereof to any other person or entity (the "Expansion Premises Occupant") on such terms and conditions as Landlord in its sole discretion may determine. Upon the expiration of an Expansion Premises Occupant's lease, Tenant shall once again have the conditional right, exercisable at Tenant's option, to lease all or any portion of the Expansion Premises Occupant's leased premises, upon and subject to the terms and conditions as set forth in this Section 46.

          (d) In the event there exists an Event of Default under this Lease on the date of Tenant's Expansion Premises Acceptance Notice, or at any time thereafter up to and including the date possession of the Expansion Premises is to be delivered to Tenant, then, at Landlord's option, possession of the Expansion Premises shall not be delivered to Tenant and Tenant's rights to lease the Expansion Premises shall lapse and be of no further force or effect and Landlord may freely lease the Expansion Premises to an Expansion Premises Occupant on such terms and conditions as Landlord in its sole discretion may determine.

          (e) Landlord shall incur no liability, and the expiration date of the term for which the Expansion Premises is leased shall not be extended, if Landlord is unable to deliver possession of the Expansion Premises to Tenant due to any holdover tenant's refusal to vacate, or for any other reason not within Landlord's reasonable control.

          (f) Tenant's rights under this Section 46 may be exercised only by Tenant, and shall not be exercised by any assignee, transferee, mortgagee or subtenant of Tenant.

          (g) Notwithstanding anything in this Section 46 to the contrary, Landlord shall not be obligated to send Tenant an Expansion Area Notice, and Tenant shall have no rights hereunder, with respect to any space (i) that Landlord proposes to lease to the then-current tenant of such space or (ii) that becomes available for leasing at a time when less than twelve (12) months remain in the Lease Term and Tenant has not exercised its renewal option hereunder.

          (h) Notwithstanding any provisions of this Section 46, or any other provision of this Lease, Tenant shall have no rights pursuant to this Section 46, as if this Section 46 had not been included in this Lease, if Tenant has assigned this Lease in whole or in part or has subleased the Premises. The preceding sentence shall not impair Tenant's lease of the Expansion Premises that Tenant has leased pursuant to this Section before the occurrence of one of the events set forth above in this subsection. Without limiting the other provisions of this Lease with respect to which time is of the essence, time is of the essence of each of the provisions of this Section with respect to the exercise by Tenant of its options.

          (i) "Market Rent" shall be the fair market amount of Basic Rental (including escalations) determined as follows:

              (1) Following the giving of the Expansion Premises Acceptance Notice, Landlord and Tenant shall commence negotiations concerning the amount of Basic Rental that shall constitute Market Rent. The parties shall have thirty
(30) days after the date Tenant delivers its option notice in which to agree on such Market Rent. If, during such negotiation period, the parties are unable to agree on such Market Rent, then Tenant's right of first offer pursuant to this
Section 46 shall lapse and be of no force or effect.

              (2) Among the factors to be considered in determining Market Rent shall be the rental rates then being quoted by (a) Landlord for space in the Building, and (b) other landlords for similar space in comparable office buildings in the vicinity of the Building. All determinations shall reflect market conditions expected to exist as of the date Basic Rental based on Market Rent is to commence (including base rents, escalations, concessions, buildouts and other terms expected to be agreed to in market leases entered into at such time).

          47. EXHIBITS.
              --------

          (i)    Exhibit A - Outline of Premises
          (ii)   Exhibit A-1 - A-1 Premises
          (iii)  Exhibit A-2 - A-2 Premises
          (iv)   Exhibit A-3 - Expansion Area
          (v)    Exhibit B - Legal Description
          (vi)   Exhibit C - Rules and Regulations
          (vii)  Exhibit D - Specifications for Construction
          (viii) Exhibit E - Tenant Space Plan
          (ix)   Exhibit F - Tenant Acceptance Letter for the A-1 Premises
          (x)    Exhibit G - Tenant Acceptance Letter for the A-2 Premises

          IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal and affixed their seals as of the date first above written.

                                               Tenant:

WITNESS/ATTEST:                                AMERICAN SCHOOLS OF
                                               PROFESSIONAL PSYCHOLOGY

 /s/ Robert J. Lullo, CFO               By:    /s/ Harold J. O'Donnell
---------------------------                ------------------------------(SEAL)
                                        Name:  Harold J. O'Donnell
                                             ----------------------------------
                                        Title: President
                                              ---------------------------------

                                               Landlord:

                                               ARLINGTON PARK REALTY
                                               CORPORATION
WITNESS/ATTEST:

 /s/ Lisa                               By:    /s/ R. Paul Mehlman
------------                               ------------------------------(SEAL)
                                        Name:  R. Paul Mehlman
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


STATE OF ILLINOIS        )
                         ) ss:
COUNTY OF COOK           )

          On this the 7th day of April, 1994, before me, Beth J. Corey, the undersigned, personally appeared Harold J. O'Donnell, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                        /s/ Beth J. Corey
                                        ---------------------------------------
                                         Notary Public

My Commission Expires:
_____________________________

DISTRICT OF    )
               ) ss:
COLUMBIA       )

          On this the 4th day of May, 1994, before me, Carolyn S. Dunlap, the undersigned, personally appeared R. Paul Mehlman, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                      /s/ Carolyn S. Dunlap
                              --------------------------------------------
                              Notary Public

My Commission Expires:
       6-1-95
------------------------

                                   EXHIBIT B
                                   ---------

                             Property Description
                             --------------------


     All of Lots Numbered one (1), Two (2), Three (3), Four (4) and Five (5) in Block numbered Ten (10), "WHARTON'S ADDITION TO FORT MEYER HEIGHTS," as shown on Plat of said subdivision duly recorded among the Land Records of Arlington County, Virginia in Deed Book M-4, Page 557, LESS AND EXCEPT all that portion of Lot numbered one (1) conveyed to the County of Arlington, State of Virginia, by Deed from Mae M. Payne Edwards, et vir, dated December 12, 1929 and recorded on December 28, 1931, in Deed Book 329, Page 236, among said Land Records, as more particularly described by metes and bounds as follows:

          Beginning at a point in 17th Street, North, said point marking the Northwest corner of Lot 6 and the Southwest corner of Lot 5, Wharton's Addition to Fort Meyer Heights; thence with North Oak Street N 1' 35" 00" W 242.70 feet to a point in Wilson Boulevard marking the Northwest corner of Part of Lot 1 of said subdivision; thence with Wilson Boulevard S 85' 55" 40" E 43.28 feet to a point; thence continuing with Wilson Boulevard N. 89' 08" 00" E 107.34 feet to a point marking the Northeast corner of Part of Lot 1; thence with North Nash Street S 1' 35" 00" E 237.06 feet to a point marking the Southeast corner of Lot 5 and the Northeast corner of Lot 6 of said subdivision; thence with 17th Street North S 88' 25" 00" W 150.62 feet to the point and place of beginning containing approximately 35,938 square feet of land, as shown on plat of survey made by Schiller & Associates dated June 13, 1966, and recertified July 11, 1983.

                                   EXHIBIT C
                                   ---------

                             RULES AND REGULATIONS

     No part or the whole of the sidewalks, plaza areas, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building or the Land shall be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the space demised to such tenant.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens (other than those furnished by Landlord as part of Landlord's Work) shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant.

3. No sign, advertisement, object, notice, or other lettering shall be exhibited or inscribed on any part of the outside or inside of the space demised to any tenant or of the Building or the Land. Interior signs on doors and directory tablets, if any, shall be inscribed, painted, or affixed for each tenant by Landlord at Tenant's expense, and shall be of a size, color, and style approved by Landlord.

4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules, or other public parts of the Building.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein.

6. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substance in or about the space demised to such tenant.

7. No tenant shall mark, paint, drill into, or in any way deface, any part of the Building or the space demised to such tenant. No boring, cutting, or stringing of wires shall he permitted.

8. No cooking shall be done or permitted in the Building by any tenant, except for use of microwave ovens and coffee machines by Tenant's employees for their own consumption. Tenant may install microwave ovens and coffee machines in the kitchen and lounge areas of the Premises; however, no other microwave ovens or coffee machines may be installed in any other area of the Premises without Landlord's prior written approval of such equipment and its location. No tenant shall cause or permit any unusual or objectional odors to emanate from the space demised to such tenant.

9. Neither the whole nor any part of the space demised to any tenant shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any auction.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing or in any other way. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises. Nothing shall be thrown out of any doors, windows, or skylights or down any passageways.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in the space demised to any tenant, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

12. All removals from the Building, or the carrying in or out of the Building or the space demised to any tenant of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may prescribe. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize interference to other tenants.

13. No tenant shall use or occupy or permit any portion of the space demised to such tenant to be used or occupied as an employment bureau or for the storage, manufacture, or sale of liquor, narcotics or drugs. No tenant shall engage or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers giving an address at the Building.

14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including, without limitation, the right to exclude from the Building, between the hours of 6:00 p.m. to 8:00 a.m. on business days and at all hours on Saturdays, except 9:00 a.m. to 1:00 p.m.,

     Sundays and holidays, all persons who do not present a pass to the Building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

16. Each tenant, before closing and leaving the space demised to such tenant at any time, shall see that all entrance doors and windows are locked and that all lights are turned off.

17. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

18. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Landlord.

19. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

20. There shall not be used in the Building, either by any tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

21. No animals, bicycles, vehicles, birds or pets of any kind shall be brought into or kept about the Building by any tenant.

22. No tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

23. Landlord reserves the right to specify where in the space demised to any tenant business machines and mechanical equipment shall be placed or maintained in order, in Landlord's judgment, to absorb and prevent vibration, noise, and annoyance to other tenants of the Building.

24. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant, except that Tenant may place and install vending machines in the lounge or kitchen area of Tenant's Premises. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

25. Tenant will cooperate with Landlord in complying with all present and future laws, orders, and regulations of the state, federal, municipal, and local governments, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of trash. Tenant shall sort and separate its trash into such categories as are provided by law. Each separately sorted category of trash shall be placed in separate receptacles as directed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as may be required by law.

26. Tenant will not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered additional rent payable hereunder.

27. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting form Tenant, failure to comply with any rule.

28. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's judgment, for its best interest or for the best interest of the tenants.

                                   EXHIBIT D

Specifications on Materials for Construction of Demised Premises for American Schools of Professional Psychology at 1400 Wilson Boulevard, Arlington, Virginia.

          A.   Partitions:         Partitions are constructed of 2 1/2" steel
                                   studs and channel framing from slab to
                                   underside of finished ceiling with 1/2"
                                   gypsum wallboard panels having no visible joints. Demising partitions between the
                                   Demised Premises and building corridors will be slab to slab and sound insulated. Interior partitioning around classrooms and seminar rooms will be slab to slab fire-rated drywall and will be sound insulated. Vinyl wall base will be included.

          B.   Doors:              As required by Tenant plans, up to one 3'-0"
                                   x 7'-0" solid core, interior painted door with cylindrical latchset and all necessary hardware and metal frame for each 250 square feet of rentable area leased. Four (4) of these will be 3'0" x 7'0" solid core with integral vertical insulated glass lite 0'8" x
                                   6'0" with jambs and drop seals. Hardware shall be Schlage S-Series Saturn with lever in polished chrome (interior door) or split finish (suite entry door). One (1) suite entrance door into office portion of Premises shall be 3'0" x 7'0" solid core, stain grade with adjacent 3'0" x 7'0" glass side lite in hollow metal frame. One (1) entry/exit door with electronic strike plate at back-end of students lounge along building facade with metal frame to match adjacent mullions. The existing glass double suite entrance doors from the building lobby into the Demised
                                   Premises will be retained provided they are not in violation of any codes.

          C.   Painting and
               Wall Covering:      All partitions, columns, walls and door
                                   frames will be primed and painted in flat finish. The color will be chosen by the Tenant from color samples provided by the Landlord. Landlord will provide vinyl wallcovering on all office and school corridor walls and in the reception area.

          D.   Ceiling:            Landlord will provide a suspended 2' x 2'
                                   tegular acoustical ceiling tile (Armstrong
                                   Tundra, White) with exposed grid at a height of 8'6", unless agreed to otherwise.

          E.   Window Covering:    Landlord will provide thin line horizontal
                                   venetian blinds for all exterior windows within suites. Blind color shall be off white.

          F.   Lighting:           Landlord will provide one fully recessed 2' x
                                   4' fluorescent light fixture with a parabolic lens for each 80 square feet of rentable area. Landlord will also provide 6 recessed incandescent with dimmers in the reception area and 8 in the conference room.

          G.   Telephone and
               Electrical:         Outlets: Two duplex 110 volt electrical wall
                                   outlets per 150 square feet of rentable area and one telephone wall outlet (plate and pull string only) for each 150 rentable area.
                                   Included in this ratio shall be 3 duplexes in each classroom and seminar room, 6 duplexes on a dedicated circuit for personal computers in the computer area, and a reasonable number of dedicated outlets (including 2-30 amp copier outlets, 1-15 amp server outlet, 1-15 amp telephone closet outlet) to service copies, file servers, and phone switches.

                                   Wall plate finish is brushed stainless.

          H.   Suite Entry
               Signage: The Landlord will provide one building standard plaque with tenant name and suite number. Landlord will also provide signage either over or on the back entrance/exit door.

          I.   Sprinkler:          An automatic sprinkler system has been
                                   installed within the building. There shall be one sprinkler head for every 150 square feet of rentable space. Sprinkler heads are semi-recessed, chrome finish. Landlord shall relocate existing heads per Tenant's plans.

          J.   Floor Covering:     30 oz nylon cut pile commercial grade glue
                                   down carpet (Wellco: Vogue) will be provided throughout Tenant's suite. Tenant may select color for carpeting throughout premises from color samples provided by Landlord. Tenant may designate areas to be covered with vinyl floor tile, colors samples to be provided by Landlord.

          K.   Floor Load:         Floors are designed for 80 pounds per square
                                   foot live load and 20 pounds per square foot dead load unless noted otherwise.

          L.   Millwork:           Landlord will provide one (1) 8 foot long
                                   plastic laminated counter and cabinet below and a reasonable amount of shelving in each of the two (2) file rooms. Landlord will also provide a 5 foot long plastic laminate counter with wall and base cabinets (merrilat or equal) and a cold water supply line in the galley area near the reception area.

          M.   HVAC:               The building is heated and cooled via two
                                   hydronic water loops, circulating heated or chilled water through main air handier units, exterior wall mounted fan coil units and newly installed floor space fan coil units.
                                   Additional cooling capacity has also been recently added to the building by means of a plate-to-plate heat changer. Heating water is generated by means of a single hot water boiler located in the mechanical penthouse.
                                   Chilled water is generated by means of a single centrifical chiller located in the mechanical penthouse. Two main air handlers, located in the mechanical penthouse, deliver tempered air to the interior space on all floors. The building is divided into a north zone and a south zone; however, the main building system must be turned on for after hours use. This building does not have floor-by-floor after hours flexibility. The air is returned to the mechanical room via two large return air fans, located in the mechanical penthouse. Exterior floor space conditioning is handled by fan coils at each level, mounted on the interior of perimeter walls.
                                   The units have on/off air speed. Landlord will provide one (1) thermostatic control for every 300 rentable square feet.

                                   All heating and air conditioning equipment are monitored and controlled via automatic pneumatic control equipment. The domestic hot water is produced by one free standing atmospheric gas fired hot water heater.

                                   The estimated charge for after hours usage is $90.00 per hour.

                                   Landlord shall provide and install
                                   supplementary HVAC equipment in a
                                   configuration according to either option A or B outlined below. (Tenant to select an option prior to lease execution).

                    Option A:      12 tons of HVAC capacity comprised of (1) 6
                                   ton supplemental split system serving those areas requiring evening and weekend operation, and one 6 ton heat pump unit tapped into the building condenser water system to service the office function areas.

                    Option B:      (2) 1 ton water source heat pump for 2
                                   seminar rooms.
                                   (2) 2 ton water source heat pumps for 2
                                   classrooms.
                                   (2) 2 ton water source heat pumps for the lounge and library areas.

          N.   Fire and Life
               Safety Systems:     The building's renovation included a fire and
                                   life safety system which meets state and local codes and federal requirements. This includes a fire control room with annunciator panel, a voice communication system and fully sprinklered floors. Landlord will provide code-compliant exit lights per Tenant's plans.

          O.   Exterior Signage:   Landlord shall provide and install
                                   individual, back-lighted letters in a size, nature and configuration in compliance with all applicable codes and in the reasonable but sole discretion of the Landlord. These letters shall read "American Schools of Professional Psychology, Inc" and be affixed to the Northeast corner of the first floor facade.

          P.   Design Services:    Landlord shall provide design services for
                                   space planning and architectural and
                                   engineering construction documents.

                                   EXHIBIT F

                           TENANT ACCEPTANCE LETTER
                           ------------------------

Arlington Park Realty Corporation
c/o Equitable Real Estate Investment
  Management, Inc.
1875 Eye Street, N.W.
Suite 900
Washington, D.C.  20006


     The undersigned, by the execution of this letter, hereby confirms that the Commencement Date of the Lease Term of that certain lease agreement (the "Lease Agreement") by and between Arlington Park Realty Corporation (the "Landlord") and the undersigned (the "Tenant") is ____________________, 199__, and Tenant hereby accepts delivery of the A-1 Premises and recognizes that the Landlord has fulfilled all obligations regarding the delivery of the A-1 Premises. All capitalized terms not defined herein shall have the meanings assigned to them in the Lease Agreement.

     ACCEPTED AND AGREED to this _____ day of ____________________, 199__.

                              AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

                              By:_______________________________________

                              Title:_____________________________________

                                   EXHIBIT G

                           TENANT ACCEPTANCE LETTER
                           ------------------------



Arlington Park Realty Corporation
c/o Equitable Real Estate Investment
  Management, Inc.
1875 Eye Street, N.W.
Suite 900
Washington, D.C.  20006

          The undersigned, by the execution of this letter, hereby confirms that the Commencement Date of the Lease Term of that certain lease agreement (the "Lease Agreement") by and between Arlington Park Realty Corporation (the "Landlord") and the undersigned (the "Tenant") is _______________________, 199__, and Tenant hereby accepts delivery of the A-2 Premises and recognizes that the Landlord has fulfilled all obligations regarding the delivery of the A-2 Premises. All capitalized terms not defined herein shall have the meanings assigned to them in the Lease Agreement.

     ACCEPTED AND AGREED to this _____ day of ____________________, 199__.

                              AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

                              By:_______________________________________

                              Title:_____________________________________

                         AMENDMENT TO LEASE AGREEMENT
                         ----------------------------

     This Amendment to Lease Agreement (the "Amendment") is made and entered into this 13th day of September 1996, between ARLINGTON PARK REALTY CORPORATION ("Landlord") and AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC. ("Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement, dated May 3, 1994 (the "Lease") for 6,620 rentable square feet of space (the "Premises") on the first (1st) floor of the building located at 1400 Wilson Boulevard, Arlington, Virginia (the "Building"); and

     WHEREAS, the Lease is scheduled to terminate on August 31, 1999; and

     WHEREAS, pursuant to the provisions of Section 46 of the Lease, Tenant has a conditional right of first offer to lease additional space on the first floor of the Building; and

     WHEREAS, space on the first floor of the Building has become available; and

     WHEREAS, Tenant wishes, among other matters, to expand the Premises it leases from Landlord in the Building.

     NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

          1.   Expansion Premises.  Landlord hereby demises and leases to Tenant
               ------------------
               and Tenant hereby leases and accepts from Landlord, for a term and upon the conditions hereinafter provided, an additional one thousand three hundred fifty-six (1,356) rentable square feet of space on the first (1st) floor of the Building, known as Suite 150, outlined on the floor plan attached hereto and incorporated herein by reference as Exhibit A (the "Expansion Premises").
                                      ---------

          2.   Expansion Premises Term.  The Lease for the Expansion Premises
               -----------------------
               will commence upon Substantial Completion of the Expansion Premises (the "Expansion Premises Commencement Date"), and expire on August 31, 1999 or upon the earlier termination of the Lease (the "Expansion Premises Term"). The Anticipated Expansion Premises Commencement Date is November 1, 1996; provided, however, that, if Landlord shall be unable to tender possession of the Expansion Premises on the Anticipated Expansion Premises Commencement Date, Landlord shall not be liable for any damage caused thereby, nor shall the Lease or this Amendment be void or voidable by Tenant. In no event shall the Expansion Premises Commencement Date be prior to September 1, 1996.

          3.   Expansion Premises Basic Rental.  Tenant shall pay Landlord as
               -------------------------------
               Basic Rental for the Expansion Premises, in legal tender, the annual sum of twenty-nine thousand eight hundred thirty-two and 00/100 dollars ($29,832.00) (the "Expansion Premises Basic Rental"), payable in equal monthly installments of two thousand four hundred eighty-six and 00/100 dollars ($2,486.00), in advance, promptly on the first day of each calendar month of the Expansion Premises Term (except for the first month's installment which is due and payable upon Tenant's execution of this Amendment), without notice or demand, the same being hereby waived, and without any setoff, deduction, counterclaim, or recoupment whatsoever; provided, however, that the installment of Expansion Premises Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Expansion Premises Basic Rental for each day of the first partial month, if any, of the Expansion Premises Term and shall be due and payable as aforesaid. The Expansion Premises Basic Rental provided in this paragraph shall be in addition to any other rent due to the Landlord under the Lease with respect to the Premises.

          4.   Escalation in Expansion Premises Basic Rental.   The Basic Rental
               ---------------------------------------------
               for the Expansion Premises shall be increased annually, effective on each anniversary of the Expansion Premises Commencement Date during the term hereof, by an amount equal to two and one-half percent (2.5%) of the escalated Expansion Premises Basic Rental then in effect, payable as follows

                              ANNUAL
                     YEAR      RENT      MONTHLY RENT
                    ------   --------   --------------
                      1      $29,832.00     $2,486.00
                      2      $30,577.80     $2,548.15
                      3      $31,342.25     $2,611.85

          5.   Expansion Premises Operating Expenses.  Beginning with the first
               -------------------------------------
               anniversary of the Expansion Premises Commencement Date, Tenant shall pay as additional rent an amount (per each square foot within the Expansion Premises) equal to the excess ("Excess") from time to time of the per square foot Basic Cost over the Base Year Stop for the Expansion Premises, all as more fully provided in Section 8 of the Lease. The Base Year Stop for the Expansion Premises shall be the per square foot Basic Cost incurred during the 1996 calendar year. Tenant's proportionate share (for the Expansion Premises) of any such costs or expenses shall be 1.28%. This proportionate share is solely for the Expansion Premises, and is in addition to any proportionate share of Basic Cost to be paid by Tenant for the Premises.

          6.   Expansion Premises Real Estate Taxes.
               ------------------------------------

          (a) During each calendar year or portion thereof included in the Expansion Premises Term, and any renewal or extension thereof, Tenant shall pay to Landlord as additional rent, Tenant's proportionate share for the Expansion Premises of any increase of Real Estate Taxes over the Expansion Premises Base Real Estate Taxes, all as more fully provided in Section 19 of the Lease. The Expansion Premises Base Real Estate Taxes shall be Real Estate Taxes paid during the 1996 calendar year. Tenant's proportionate share of Real Estate Taxes for the Expansion Premises shall be 1.28%. This proportionate share is solely for the Expansion Premises, and is in addition to any proportionate share of Real Estate Taxes to be paid by Tenant for the Premises.

          (b) Commencing on the first anniversary of the Expansion Premises Commencement Date, Landlord may deliver the statement provided for in Section 19(b) of the Lease.

          (c) Commencing January 1, 1998, Landlord shall deliver to Tenant the statement provided for in Section 19(c) of the Lease.

          7.   Tenant Improvements for Expansion Premises.
               ------------------------------------------

          (a) Landlord and Tenant agree to comply with the following schedule in buildout of the Expansion Premises:

               (i) Landlord has prepared, and Tenant has approved a Space Plan for the Expansion Premises, which Space Plan is attached hereto as EXHIBIT
B. Any modifications to the Space Plan made after such date shall be made at Tenant's expense and, if delay in occupancy occurs as a result of such modifications, Tenant shall be liable to Landlord for Expansion Premises Basic Rental attributable to each day beyond the Anticipated Expansion Premises Commencement Date that delivery of the Expansion Premises is delayed.

               (ii) Landlord shall prepare and deliver to Tenant detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to let firm contracts (herein called "Tenant Plans") with respect to and reflecting the partitions and improvements in the Premises. Tenant shall fully and completely cooperate with Landlord-in the preparation of the Tenant Plans, shall promptly respond to Landlord's requests for information and approvals within three (3) business days after inquiry, and shall use its best efforts to assist Landlord to complete the Tenant Plans as soon as possible. Tenant agrees to deliver to Landlord, not later than three (3) business days after delivery of the Tenant Plans to Tenant, an original executed copy of the Tenant Plans approved by Tenant; provided, however, if

Tenant, in good faith, reasonably objects to any aspect of the Tenant Plans submitted by Landlord, Tenant shall specify in detail any objection to such Tenant Plans as submitted to Tenant in a written notice to Landlord within such 3-day period. Landlord shall, if applicable, modify such Tenant Plans to address Tenant's written objections, and submit new Tenant Plans to Tenant for approval. Notwithstanding the foregoing, the Tenant Plans shall remain subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. If Tenant fails to timely deliver the Tenant Plans as required herein or makes modifications to the Tenant Plans after the deadlines provided in this subsection, Tenant shall (1) pay to Landlord all reasonable expenses incurred by Landlord due to Tenant's modifications and/or delay in delivering the Tenant Plans; and (2) pay to Landlord as additional rent a per diem Expansion premises Basic Rental charge for each day beyond the initially Anticipated Expansion Premises Commencement Date that occupancy is delayed due to Tenant's failure to timely comply with the requirements in this Section.

               (iii) Time is of the essence as to all dates provided in this subsection.

          (b) Any changes to any approved Tenant Plans desired by Tenant shall be submitted in writing and in detail to Landlord and shall be subject to Landlord's consent, which consent shall not be unreasonably withheld.

          (c) Landlord shall, in a good and workmanlike manner, cause the Expansion Premises to be improved and completed in accordance with the Tenant Plans by "Landlord's Contractor" (as hereinafter defined). Landlord reserves the right however, (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Tenant Plans).

          (d) In the completion and preparation of the Expansion Premises in accordance with the Tenant Plans, Landlord agrees to perform at its own expense up to the amount of the Expansion Premises Tenant Allowance (as defined in subsection (f) below) those items of work set forth on EXHIBIT B - Tenant Space Plan (all work therein referred to as "Standard Tenant Work"), to the extent required by Tenant Plans. All work to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as "Special Tenant Work." All Special Tenant Work shall be furnished, installed and performed by Landlord, utilizing a general contractor or construction manager ("Landlord's Contractor") selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant's sole expense, based on Landlord's out-of-pocket contract or purchase price for materials, labor and service, including, without limit, any reasonable contractor's fee for the contractor's overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris, plus architects, and engineers' fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits for substituted Standard Tenant Work) by fifteen percent (15%) for Landlord's expenses and profit in handling the substitution. Tenant shall pay Landlord for all Special Tenant Work, within two (2) business days after receiving an estimated invoice therefor, prior to Landlord's performing such Special Tenant Work. Any amounts paid under such estimated invoice not expended by Landlord for the Special Tenant Work shall be returned to Tenant upon conclusion of the buildout.

          (e) Within two (2) business days after receiving notice from Landlord that the cost of the buildout of the Expansion Premises is estimated to exceed the Expansion Premises Tenant Allowance, Tenant shall pay Landlord the amount by which Landlord estimates the total costs will exceed the Expansion Premises Tenant Allowance, as such estimate changes from time to time, prior to Landlord's performing such work. Any amounts paid by Tenant pursuant to this
Section 7(e) not expended by Landlord for the buildout shall be returned to Tenant upon conclusion of the buildout. Any failure by Tenant to pay for all work in excess of the Expansion Premises Tenant Allowance or all Special Tenant Work, in advance, shall constitute failure to pay rent when due and an Event of Default by Tenant hereunder, giving rise to all remedies available to Landlord under the Lease, this Amendment and at law or equity for non-payment of rent.

          (f) Landlord shall contribute up to $37,968.00 (the "Expansion Premises Tenant Allowance") towards the completion of the buildout of the Expansion Premises, which Expansion Premises Tenant Allowance shall include the cost of preparation of the Tenant Plans and the Space Plan, construction costs and Landlord's construction management fee. Any costs in excess of the Expansion Premises Tenant Allowance shall be paid solely by Tenant as set forth in Section 7(e) above. The Expansion Premises Tenant Allowance is calculated at a rate of $28.00 per rentable square foot of the Expansion Premises.

          8.   Additional Services for Expansion Premises.  Should Tenant
               ------------------------------------------
               require any additional work or service, including but not limited to heating, ventilation and air conditioning ("HVAC") furnished outside Landlord's normal operating hours, as such are defined in the Lease, Landlord may, upon twenty-four (24) hours notice by Tenant, furnish such additional services at a charge of $90.00 per hour, subject to upward adjustment in Landlord's discretion, it being agreed that the cost to Landlord of such additional services shall not be considered or treated as Basic Cost for the Expansion Premises.

          9.   Parking for Expansion Premises. By virtue of its occupation of
               ------------------------------
               the Expansion Premises, Tenant shall have the right to contract for three (3) additional unreserved parking spaces on the Building's parking lot at a charge equal to the rate charged by Landlord or the third-party vendor for such spaces from time to time.

          10.  Tenant Access.  Subject to Landlord's reasonable regulations,
               -------------
               Tenant shall have access to the Expansion Premises 24 hours per day, 365 days per year, except in the case of an emergency or when the Building may be closed by governmental authorities. Landlord shall provide Tenant with a restricted entry access system for after-hours access to the Building.

          11.  Security Deposit for Expansion Premises.  Upon execution of this
               ---------------------------------------
               Amendment, the second paragraph of Section 5 of the Lease shall be deleted in its entirety, and Tenant shall not be entitled to the return of the $5,240.83 as set forth in clause (2) of such second paragraph. The amount of $15,722.50, currently held by Landlord as the Security Deposit at the time of execution of this Amendment, shall be held as the Security Deposit for the Premises and the Expansion Premises for the Lease Term and the Expansion Premises Term.

          12.  Notices.  Section (p) of the Data Sheet and Section 30(c) of the
               -------
               Lease shall be amended to reflect the following address for notices to Landlord:

          Arlington Park Realty Corporation
          c/o The Carey Winston Company
          1667 K Street, N.W.
          Suite 700
          Washington, D.C. 20006

          13.  Inapplicable Lease Sections.  Notwithstanding any other terms
               ---------------------------
               contained herein, the second paragraph of Section 3(a) of the Lease shall not be applicable to the Expansion Premises.

          14.  Defined Terms.  Except as otherwise expressly provided herein,
               -------------
               all defined terms shall have the same meanings as provided in the Lease.

          15.  Headings.  Headings contained in this Amendment are for
               --------
               convenience only and are not substantive to the provisions of this Amendment.

          16.  Lease Terms Ratified.  Except as otherwise expressly provided
               --------------------
               herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed and shall apply to the Expansion Premises.

     IN WITNESS WHEREOF, the parties have executed this Amendment by affixing their hands and seals as of the date noted above.

                              Landlord:

ATTEST:                       ARLINGTON PARK REALTY
                              CORPORATION


/s/                           By: /s/ Margaret S. Cleary
--------------------------       ---------------------------------------
                              Name: Margaret S. Cleary
                                   -------------------------------------
                              Title:  Vice President
                                    ------------------------------------
                              Tenant:

WITNESS/ATTEST:               AMERICAN SCHOOLS OF
                              PROFESSIONAL PSYCHOLOGY, INC.


 /s/ Charles T. Gradowski     By: /s/ Harold J. O'Donnell
--------------------------       ---------------------------------------
                              Name:  Harold J. O'Donnell
                                   -------------------------------------
                              Title:  President
                                    ------------------------------------